UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2004

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453

(Address of Principal Executive Offices)  (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

In connection with a private placement transaction in September 2002, we issued 3% subordinated convertible promissory notes (the “3% Notes”) in an aggregate principal amount of $6,000,000 to private investors, including an entity related to our chief executive officer.  The terms of the 3% Notes provided that the notes would automatically convert into shares of our common stock, par value $0.001 per share (“Common Stock”), at a conversion price of $17.45 if, at any time after September 20, 2004, the average closing price of our Common Stock in any consecutive 30-day period was greater than $22.67.  The aggregate principal amount of $6,000,000 (plus an amount of accrued but unpaid interest of $33,934 due as of the date of conversion) automatically converted into 345,784 shares of our Common Stock on Wednesday, December 8, 2004.

We believe that this transaction was exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions set forth in Section 3(a)(9) of the Act relating to a security exchanged by the issuer with its existing securities holders and Section 4(2) of the Act relating to transactions by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: December 14, 2004	By:	/s/ Christopher J. Lindop
Christopher J. Lindop
Chief Financial Officer